Exhibit 1.1

8,000,000 Shares

ASPEN INSURANCE HOLDINGS LIMITED

7.401% Perpetual Non-Cumulative Preference Shares
(Liquidation Preference $25 Per Share)

UNDERWRITING AGREEMENT

November 10, 2006

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY 10019

UBS SECURITIES LLC
677 Washington Boulevard
Stamford, CT 06901

As Representatives of the several
    Underwriters named in Schedule 1,

Dear Sirs:

1.        Introductory.    Aspen Insurance Holdings Limited, a Bermuda company (the ‘‘Company’’), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the ‘‘Underwriters’’), for whom you (the ‘‘Representatives’’) are acting as representatives, an aggregate of 8,000,000 of its 7.401% Perpetual Non-Cumulative Preference Shares (the ‘‘Securities’’), with a liquidation preference of $25 per share (the ‘‘Preference Shares’’), which shall have the rights, powers and preferences set forth in the Certificate of Designation of Perpetual Non-Cumulative Preference Shares (the ‘‘Certificate of Designation’’). The ordinary shares, par value $.0015144558 per share, of the Company, are hereinafter referred to as the ‘‘Ordinary Shares’’.

The Company hereby agrees with the several Underwriters as follows:

2.        Representations, Warranties and Agreements of the Company.    The Company represents and warrants to, and agrees with, each Underwriter that:

(i)    A registration statement (No. 333-129214) relating to the Securities has been prepared by the Company, including a prospectus (the ‘‘initial registration statement’’) has been filed with the Securities and Exchange Commission (the ‘‘Commission’’) and has been declared effective under the Securities Act of 1933, as amended (the ‘‘Act’’) and either (A) is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. Either (A) an additional registration statement (the ‘‘additional registration statement’’) relating to the Securities may have been filed with the Commission pursuant to Rule 462(b) (‘‘Rule 462(b)’’) under the Act (if available) and, if so filed, has become effective upon filing pursuant to such Rule and the Securities have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) (if available) and will become effective upon filing pursuant to such Rule, and upon such filing the Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (‘‘Rule 462(c)’’) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, ‘‘Effective Time’’ with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, ‘‘Effective Time’’ with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). ‘‘Effective Date’’ with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein and including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the ‘‘Initial Registration Statement’’. The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein, is hereinafter referred to as the ‘‘Additional Registration Statement’’. For purposes of this Agreement, the following terms have the specified meanings:

‘‘Applicable Time’’ means 2:10 P.M. (New York City time) on the date of this Agreement;

‘‘Base Prospectus’’ means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities;

‘‘Disclosure Package’’ means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule 2 hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the rules and regulations of the Commission (the ‘‘Rules and Regulations’’);

‘‘Final Term Sheet’’ means the term sheet prepared pursuant to Section 6(b) of the Agreement and substantially in the form attached in Schedule 3 hereto;

‘‘Issuer Free Writing Prospectus’’ means each ‘‘issuer free writing prospectus’’ (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including the Final Term Sheet;

‘‘Preliminary Prospectus’’ means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) (‘‘Rule 424(b)’’) under the Act and provided to the Representatives for use by the Underwriters;

‘‘Prospectus’’ means the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) and provided to the Representatives for use by the Underwriters; and

‘‘Registration Statement’’ as of any time means the Initial Registration Statement and any Additional Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. ‘‘Registration Statement’’ without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the ‘‘effective date’’ of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

Any reference to the ‘‘most recent Preliminary Prospectus’’ will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

(ii)    On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations. On the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations. On the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, the most recent Preliminary Prospectus conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) and as of the Closing Date, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations.

(iii)    The Company was at the time of filing of the Initial Registration Statement, and continues to be, a ‘‘well-known seasoned issuer’’ (as defined in Rule 405 of the Rules and Regulations) and was not since the time of the filing of the Initial Registration Statement, and continues not to be, an ‘‘ineligible issuer’’ (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Act in connection with the offering of the Securities.

(iv)    Each Registration Statement did not, as of its Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information is that described as such in Section 8(b) hereof.

(v)    The Disclosure Package did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information is that described as such in Section 8(b) hereof.

(vi)    The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information is that described as such in Section 8(b) hereof.

(vii)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)    The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(ix)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (a) the Company has promptly notified or will promptly notify the Representatives and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(x)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business (exclusive of reinsurance treaties and insurance policies covering third-party risks) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in any Registration Statement, the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus.

(xi)    Neither the Company nor any of Aspen Insurance UK Limited (‘‘Aspen U.K.’’), Aspen Insurance Limited (‘‘Aspen Bermuda’’) and Aspen Specialty Insurance Company (‘‘Aspen U.S.’’ and, together with Aspen U.K. and Aspen Bermuda, the ‘‘Designated Subsidiaries’’) hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its

Designated Subsidiaries holds real properties described in the most recent Preliminary Prospectus and the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases, subleases or licenses in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole (a ‘‘Material Adverse Effect’’).

(xii)    The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Insurance Limited, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and except for Aspen (UK) Holdings Limited (‘‘Aspen U.K. Holdings’’), Aspen Insurance UK Services Limited (‘‘Aspen U.K. Services’’), Aspen U.S. Holdings, Inc. (‘‘Aspen U.S. Holdings’’), Aspen Specialty Insurance Management Inc. (‘‘Aspen Specialty’’), Aspen Insurance U.S. Services Inc. (‘‘Aspen U.S. Services’’), AIUK Trustees Limited (‘‘AIUK Trustees’’) and Aspen Re America, Inc. (‘‘Aspen Re America’’), none of which, other than Aspen U.K. Holdings, is a ‘‘significant subsidiary’’ of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations, the Designated Subsidiaries are the only subsidiaries of the Company.

(xiii)    The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of share capital contained in the Disclosure Package and the Prospectus; the Certificate of Designation has been duly and validly authorized by the Company; the Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Preference Shares contained in the most recent Preliminary Prospectus and the Prospectus; and all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the most recent Preliminary Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Preference Shares or any other class of capital stock of the Company (except for (W) the options to purchase the Ordinary Shares issued to Wellington Underwriting plc (‘‘Wellington’’) and the options to purchase Ordinary Shares issued to the Appleby Trust (Bermuda) Limited, as trustee, which holds the securities for the members of Syndicate 2020 who are not corporate members of Wellington, (X) the options to purchase Ordinary Shares issued pursuant to the Company’s 2003 Share Incentive Plan, (Y) the options to purchase Ordinary Shares issued pursuant to the Company’s 2006 Stock Option Plan for Non-Employee Directors, and (Z) the conversion rights associated with the Company’s 5.625% Perpetual Preferred Income Equity Replacement Securities); except as disclosed in the most recent Preliminary Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Securities under the laws of Bermuda, as long as the Ordinary Shares are listed on the New York Stock Exchange (the ‘‘NYSE’’), and of the United States; and except as disclosed in the most recent Preliminary Prospectus and the Prospectus, no party has the right to require the Company to register securities.

(xiv)    This Agreement has been duly authorized, executed and delivered by the Company.

(xv)    There are no currency exchange control laws or withholding taxes, in the case of each of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of dividends (A) on the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Bermuda Monetary Authority (the ‘‘BMA’’) has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Securities pursuant to the Registration Statement, as long as the Ordinary Shares are listed on the NYSE, to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Securities to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are ‘‘exempted companies’’ under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for ‘‘exempted companies’’ under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Preference Shares or its status as an ‘‘exempted company’’.

(xvi)    The issue and sale of the Securities to be sold by the Company hereunder, the execution, delivery and performance of this Agreement, the Certificate of Designation, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a ‘‘Constitutional Document’’), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a ‘‘Governmental Agency’’) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (C), as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)    No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the ‘‘Governmental Authorizations’’) is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, except (A) the registration under the Act of the Securities, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the respective accounts of the Underwriters, (D) such consents, approvals or authorizations required by the NYSE in connection with the listing of the Securities, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.

(xviii)    Neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.

(xix)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof.

(xx)    Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by A.M. Best Company, Inc., Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), or Moody’s Investors Services, Inc. (‘‘Moody’s’’) (collectively, the ‘‘Ratings Agencies’’ and, individually, a ‘‘Rating Agency’’). The Ratings Agencies are the only ‘‘nationally recognized statistical rating organizations,’’ as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act, which currently rate the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. None of the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.

(xxi)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(xxii)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds from such sale as described in the most recent Preliminary Prospectus and the Prospectus under the caption ‘‘Use of Proceeds’’, will not be an ‘‘investment company’’ as defined in the Investment Company Act of 1940, as amended.

(xxiii)    Each of the Designated Subsidiaries and Aspen Specialty is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, ‘‘Insurance Laws’’) of each jurisdiction in which the conduct of its existing business as described in the most recent Preliminary Prospectus and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the most recent Preliminary Prospectus and the Prospectus, each of the Company, the Designated Subsidiaries and Aspen Specialty has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the most recent Preliminary Prospectus and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company, the Designated Subsidiaries or Aspen Specialty has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen Specialty to conduct its existing business as described in the most recent Preliminary Prospectus and the Prospectus; and except as otherwise described in the most recent Preliminary Prospectus and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.

(xxiv)    Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxv)    Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi)    (A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen U.S., Aspen U.K. and Aspen U.K. Services, in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company’s knowledge, any tax returns required to be filed by Aspen U.S., Aspen U.K. and Aspen U.K. Services in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen U.S. have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a ‘‘personal holding company’’ as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), (b) any of them other than Aspen Specialty, Aspen U.S., Aspen U.S. Holdings, Aspen U.S. Services and Aspen Re America (collectively, the ‘‘U.S. Subsidiaries’’) was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen U.K. Holdings, AIUK Trustees and Aspen U.K. Services (collectively, the ‘‘U.K. Subsidiaries’’) was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(xxvii)       Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the most recent Preliminary Prospectus and the Prospectus under the caption ‘‘Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — Bermuda,’’ and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(xxviii)    Based upon and subject to the assumptions and qualifications set forth in the most recent Preliminary Prospectus and the Prospectus under the caption ‘‘Material Tax Considerations,’’ the Company does not believe (A) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Securities contemplated hereby should be, (1) treated as a ‘‘passive foreign investment company’’ as defined in Section 1297(a) of the Code, (2) characterized as a ‘‘personal holding company’’ as defined in Section 542 of the Code, (3) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code (although the Internal Revenue Service may be able to successfully assert that Aspen U.K. has a U.S. trade or business and a U.S. permanent establishment as a result of the binding authorities previously granted to Wellington Underwriting Inc. by Aspen U.K. and likely will be able to successfully assert that Aspen U.K. has a U.S. trade or business and a permanent establishment as a result of the binding authorities granted to Aspen Re America by Aspen U.K.), or (4) except for the U.K. Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (B) that any U.S. person who owns shares of capital of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10% or more of the total voting power of the Company or any of its foreign subsidiaries; and to the best of the Company’s knowledge, in the event that the Internal Revenue Service were to be successful in asserting that Aspen U.K. has a U.S. trade or business as a result of the binding authorities previously granted to Wellington Underwriting Inc. and Aspen Re America by Aspen U.K., it would not result in a Material Adverse Effect.

(xxix)    Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the ‘‘related person insurance income’’ (as defined in Section 953(c)(2) of the Code) of either of Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(xxx)     The audited consolidated financial statements included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (‘‘U.S. GAAP’’) applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(xxxi)        KPMG Audit plc, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the Rules and Regulations.

(xxxii)     The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxxiii)     The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxxiv)     No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency is pending or, to the knowledge of the Company, threatened.

(xxxv)     The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(xxxvi)     On the Closing Date (A) the Securities shall have been approved for listing, subject to official notice of issuance, on the NYSE and (B) the Preference Shares shall have been registered pursuant to Section 12 of the Exchange Act.

For purposes of this Section 2, as well as for Section 7 hereof, references to ‘‘the most recent Preliminary Prospectus and the Prospectus’’ or ‘‘the Disclosure Package and the Prospectus’’ are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

3.        Purchase, Sale and Delivery of Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.6625 per Preference Share, the number of Preference Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

The Company will deliver the Securities to the Representatives for the respective accounts of the Underwriters, through the facilities of The Depository Trust Company (‘‘DTC’’) against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at 9:30 a.m., New York City time, on November 15, 2006 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the ‘‘Closing

Date’’. The certificates for the Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at least 24 hours prior to the Closing Date.

4.        Offering by Underwriters.

(a)    It is understood that each of the several Underwriters proposes to offer the Securities for sale to the public as set forth in the Prospectus.

(b)    Each Underwriter represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) such Underwriter has not made and will not make an offer of the Preference Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Preference Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Preference Shares to the public in that Relevant Member State at any time:

(i)    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii)    to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(iv)    in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of Preference Shares to the public’’ in relation to any Preference Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preference Shares to be offered so as to enable an investor to decide to purchase or subscribe the Preference Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC of the European Parliament and of the Council and includes any relevant implementing measure in each Relevant Member State.

(c)    Each Underwriter severally, but not jointly, represents and agrees that:

(i)    (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell any Preference Shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Preference Shares would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (‘‘FSMA’’) by the Company;

(ii)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Preference Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(iii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any such Preference Shares in, from or otherwise involving the United Kingdom.

5.        Certain Agreements of the Company and the Underwriters.

(a)    The Company covenants and agrees with each Underwriter that:

(i)    The Company has filed or will file each Preliminary Prospectus and the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(ii)    The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the date of this Agreement.

(iii)    If an additional registration statement is necessary to register a portion of the Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if the additional registration statement has been filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) (if available) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(iv)    The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any), any Preliminary Prospectus or the Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a Registration Statement, any Preliminary Prospectus or the Prospectus, of the institution by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or for additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.

(v)    If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(vi)    As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii)    The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Preliminary Prospectus, and, so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York City time, on the business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(viii)    The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(ix)    The Company will use its commercially reasonable efforts to complete the listing of the Preference Shares on the NYSE.

(x)    The Company will use its commercially reasonable efforts to permit the Preference Shares to be eligible for ‘‘book-entry’’ transfer through the facilities of DTC.

(xi)    Until 60 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale or otherwise dispose of any series of preference shares or securities convertible into or exchangeable or exercisable for any series of preference shares of the Company; provided, however, that the foregoing will not apply to issuances to raise funds as a result of a large loss event impacting the Company’s reinsurance or insurance portfolio or, where, in the good faith of judgment of the Company’s management, such additional funds are necessary to maintain to Company’s existing ratings or ratings outlook.

(xii)    The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees and disbursements of the Company’s counsel and the Company’s accountants in connection with the registration of the Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriters and dealers, in the quantities specified herein, (B) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (C) any filing fees and other expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, (D) any fees charged by investment rating agencies for the rating of the Securities, (E) all expenses and fees in connection with the application for listing of the Securities on the NYSE, (F) the costs and charges of any registrar, transfer agent, paying agent and calculation agent, (G) the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Securities and (H) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(b)    (i) The Underwriters, severally but not jointly, agree with the Company that, except as provided in this Section 5, Section 10 and the provisions with respect to indemnity and contribution, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

6.        Free Writing Prospectuses.

(a)    The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 6(b) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule 2 hereto) and (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations.

(b)    The Company will prepare the Final Term Sheet, substantially in the form of Schedule 3 hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such rule.

(c)    Each Underwriter severally, but not jointly, represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Preference Shares that would constitute a ‘‘free writing prospectus’’ (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

7.        Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Concurrently with the execution of this Agreement, the Representatives shall have received from KPMG Audit plc, the Company’s independent registered public accounting firm, a ‘‘comfort’’ letter (the ‘‘initial comfort letter’’) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives.

(b)    The Representatives shall have received a ‘‘bring-down comfort’’ letter (the ‘‘bring-down comfort letter’’) from KPMG Audit plc, the Company’s independent registered public accounting firm, addressed to the Representatives.

(c)    If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such rules, and no such filings will have been made without the consent of the Representatives. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; no proceedings for the issuance of such order shall have been initiated or threatened pursuant to Section 8A of the Act; no notice of objection of the Commission to use any Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(d)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities, preferred shares, financial strength or claims paying ability of the Company or any of the Designated Subsidiaries by any ‘‘nationally recognized statistical rating organization’’ (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred shares of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., U.K., Bermudian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by United States federal, New York, U.K. or Bermudian authorities; (vii) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Preference Shares or transfers thereof; (viii) any major disruption of settlements of securities or clearance services in the United States, United Kingdom or Bermuda or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(e)    The Underwriters shall have received an opinion, dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae LLP, special U.S. counsel for the Company in the form of Annex I-A hereto and a letter in the form of Annex I-B hereto.

(f)    The Underwriters shall have received an opinion, dated the Closing Date, of Appleby Hunter Bailhache, Bermuda counsel for the Company in the form of Annex II hereto.

(g)    The Underwriters shall have received an opinion, dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, U.K. counsel for the Company, in the form of Annex III hereto.

(h)    The Underwriters shall have received an opinion, dated the Closing Date, of David Curtin, General Counsel to the Company, in the form of Annex IV hereto.

(i)    The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)    The Underwriters shall have received a certificate or certificates, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the most recent Preliminary Prospectus and the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the most recent Preliminary Prospectus and the Prospectus or as described in such certificate.

(k)    The Company shall have provided the Underwriters with copies of such additional opinions, certificates, letters and documents as the Underwriters reasonably request.

(l)    The NYSE shall have approved the Securities for listing, subject only to official notice of issuance.

(m)    On the Closing Date the Preference Shares shall be rated at least ‘‘Ba1’’ by Moody’s and ‘‘BBB−’’ by S&P, and each such rating agency shall have delivered to the Representatives a letter, or other evidence satisfactory to the Representatives, confirming that the Preference Shares have such ratings.

(n)    At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5(a)(xii) and except that Sections 2, 8 and 10 shall survive any such termination and remain in full force and effect.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.        Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable under this Section 8(a) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)    Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information: (i) the names of the Underwriters set forth on the front cover page of the most recent Preliminary Prospectus and the Prospectus, (ii) the names of the Underwriters set forth in the table of Underwriters under the first paragraph of text under the heading ‘‘Underwriting’’ in the most recent Preliminary Prospectus and the Prospectus, and (iii) the information contained in the third paragraph and the third sentence of the seventh paragraph under the caption ‘‘Underwriting’’ in the most recent Preliminary Prospectus and the Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under Section 8(a) or 8(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such action is be brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 8(a) or 8(b) above, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)    If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 8, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.        Increase in Underwriters’ Commitments.    If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7(c)), and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, the Company shall be entitled to a further period of 36 hours to make arrangements satisfactory to the Representatives for the purchase of such Securities. In the event that, within the respective prescribed period, the Representatives notify the Company that they have arranged for the purchase of such defaulted Securities, or the Company notifies the Representatives that it has arranged for the purchase of such defaulted Securities, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements. If, after giving effect to any arrangements for the purchase of the defaulted Securities by the Representatives and the Company as provided above, the aggregate principal amount of Securities which remain unpurchased exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing date, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term ‘‘Underwriter’’ includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.        Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 8 shall remain in effect, and, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iv), (v), (vii), (viii) or (ix) of Section 7(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11.        Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or e-mailed and confirmed to the Representatives, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Debt Capital Markets — Financial Institutions Group, Fax: 212-526-0943 (with a copy to the General Counsel at the same address) and UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attn: Syndicate Department, Fax: 203-719-0495 (with a copy to the Legal Department at the same address); or, if sent to the Company, will be mailed, delivered or e-mailed and confirmed to it at the address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or e-mailed and confirmed to such Underwriter.

12.        No Fiduciary Duty.    The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the several Underwriters, on the other, exists; (ii) the several Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Preference Shares, and such relationship between the Company, on the one hand, and the several Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the several Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the several Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering.

13.        Research Analyst Independence.    The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the

Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.        Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

15.        Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.        Applicable Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a ‘‘New York Court’’), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company has appointed CT Corporation, New York, New York, as its authorized agent (the ‘‘Company’s Authorized Agent’’) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company’s Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the ‘‘judgment currency’’) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the ‘‘Indemnitee’’) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term ‘‘rate of exchange’’ shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours, ASPEN INSURANCE HOLDINGS LIMITED

By	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.

By /s/ Martin Goldberg
        Authorized Representative

UBS SECURITIES LLC

By: /s/ Scott Yeager
        Authorized Representative

By: /s/ Demetrios Tsapralis
        Authorized Representative

SCHEDULE 1

Underwriter	Number of Preference Shares
Lehman Brothers Inc. ..	2,800,000
UBS Securities LLC ..	2,800,000
Deutsche Bank Securities Inc. ..	1,000,000
Goldman, Sachs & Co. ..	1,000,000
Dowling & Partners Securities, LLC.	400,000
Total	8,000,000

SCHEDULE 2

•	Final Term Sheet, dated November 10, 2006, relating to the Securities, as filed pursuant to Rule 433 under the Act and attached as Schedule 3 hereto.

SCHEDULE 3

Filed Pursuant to Rule 433
Registration Statement No. 333-129214

 ASPEN INSURANCE HOLDINGS LIMITED

 PERPETUAL NON-CUMULATIVE PREFERENCE SHARES

Final Term Sheet

Issuer:	Aspen Insurance Holdings Limited, a Bermudian holding company

Security Type:	7.401% Perpetual Non-Cumulative Preference Shares (the ‘‘Preference Shares’’)

Amount:	$200,000,000 (8,000,000 shares)

Expected Ratings:	Ba1 (Moody’s)/BBB− (S&P)

Legal Format:	SEC Registered

Trade Date:	November 10, 2006

Settlement Date (T+ 3):	November 15, 2006

Issue Price:	$25 per share

Maturity:	Perpetual

Liquidation Preference:	$25 per share

Dividend Rate During Fixed Rate Period:	7.401% of the $25 liquidation preference of each share from Settlement Date up to but excluding the January 1, 2017 Dividend Payment Date, payable on a non-cumulative basis

Dividend Rate During Floating Rate Period:	Commencing on January 1, 2017, dividends will be payable on a non-cumulative basis at a floating annual rate, reset quarterly, equal to 3-month LIBOR plus 3.28%

First Dividend Payment Date:	January 1, 2007

Dividend Payment Dates:	January 1, April 1, July 1 and October 1

Optional Redemption:	On or after January 1, 2017, in whole or in part, at $25 per share, plus declared and unpaid dividends.

At any time prior to January 1, 2017, in whole but not in part, upon a proposal for merger, amalgamation, or consolidation, arrangement, reconstruction or discontinuance or a proposal for any other matter that requires as a result of a change of

Bermuda law an affirmative vote of the holders of the Preference Shares, at a redemption price equal to the greater of: (1) $25 per share and (2) the sum of the present value of $25 per share and the present value of all undeclared dividends for the dividend periods from the redemption date to and including the January 1, 2017 Dividend Payment Date, in each case, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 45 basis points, and in the case of both (1) and (2) plus declared and unpaid dividends.

Latest Termination Date of Replacement Capital Covenant:	November 15, 2046

CUSIP/ISIN:	G05384 13 9/BMG053841398

Listing:	The Company has applied to have the Preference Shares listed on the NYSE under the symbol ‘‘AHLPRA’’

Underwriting Discounts and Commissions:	$0.3375 per share

Maximum Selling Concession Per Share:	$0.20 per share

Reallowance to Other Dealers:	$0.15 per share

Estimated Net Proceeds to Company, After Underwriting Discounts and Commissions and Estimated Expenses:	Approximately $196.8 million

Joint Book-Running Managers:	Lehman Brothers Inc. (2,800,000 shares) (35.0%) UBS Securities LLC (2,800,000 shares) (35.0%)

Co-Managers:	Deutsche Bank Securities Inc. (1,000,000 shares) (12.5%) Goldman, Sachs & Co. (1,000,000 shares) (12.5%) Dowling & Partners Securities, LLC (400,000 shares) (5.0%)

Additional Disclosure:	As disclosed in a Current Report on Form 8-K filed by the Company on November 9, 2006, the Company advises that the amount disclosed in its Annual Report on Form 10-K for the year ended December 31, 2005 in respect of the maximum amount of distributions that the Company’s insurance subsidiaries, Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company, could have paid to the Company under applicable laws and regulations without prior regulatory approval should have been approximately $86.5 million and was overstated by approximately $64.6 million. The Company further advises that such amount as at September 30, 2006 was approximately $205.0 million.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the ‘‘SEC’’) for the offering to which this communication relates. Before you invest, you should read the prospectus for this offering in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free Lehman Brothers Inc. at 1-888-603-5847 and UBS Securities LLC at 1-888-722-9555, extension 1088.

Terms are used in this term sheet with the meanings assigned to them in the preliminary prospectus, dated November 8, 2006, included in the registration statement referred to above.

ANNEX I-A

[Form of Opinion of LeBoeuf, Lamb, Greene & MacRae LLP,
special United States counsel for the Company]

ANNEX I-B

[Form of Negative Assurance Letter of LeBoeuf, Lamb, Greene & MacRae LLP,
special United States counsel for the Company]

ANNEX II

[Form of Opinion of Appleby Spurling Hunter, Bermuda counsel for the Company]

ANNEX III

[Form of Opinion of LeBoeuf, Lamb, Greene & MacRae LLP,
U.K. counsel for the Company]

ANNEX IV

[Form of Opinion of David Curtin, General Counsel to the Company]